Exhibit 11(b)
(TRANSLATION)
MUFG INSIDER TRADING CONTROL POLICY

1.Purpose
The purpose of the MUFG Insider Trading Control Policy (the “Policy”) is to prevent Insider Trading in MUFG Group by establishing the basic rules for controlling information on non-public facts regarding MUFG Group and Customers that the MUFG Group Staff came to know, and the approach towards securities investments by the Staff.
2.Amendment and Abolishment
Amendment or abolishment of this Policy must be made solely upon the resolution of the Executive Committee.
3.Responsible Division
The Global Compliance Division is in charge of this Policy.
4.Definitions
In this Policy, the following terms shall have the following meanings:
i.Holding Company:
“Holding Company” means Mitsubishi UFJ Financial Group, Inc.
ii.MUFG Group:
“MUFG Group” is a collective term for the Holding Company and Subsidiaries.
iii.Subsidiary:
A “Subsidiary” means a company stated as belonging to another company’s corporate group in the company’s most recent of the statements, annual securities reports, quarterly securities reports, or semiannual securities reports under Article 166, Paragraph (5) of the Financial Instruments and Exchange Act.
iv.Subsidiaries:
“Subsidiaries” means subsidiary companies, subsidiary corporations, and affiliated corporations as prescribed in Article 2 of the Banking Act and Article 4-2 of the Order for Enforcement of the Banking Act.
v.Insider Trading:
“Insider Trading” means:
a.the trading of securities of a company or its affiliates,
b.by the Staff who come to know Material Non-Public Information,
c.which is not acceptable by applicable local laws and regulations.
vi.Staff
a.“Officers” means directors, outside directors, corporate executives, executive officers, audit committee members, and outside audit committee members or other equivalent officers of MUFG Group.

b.“Staff” means “Officers” set forth in vi. (a), full- and part-time employees and temporary staff of MUFG Group, and all other persons engaged in any of MUFG Group’s operations (including employees accepted on secondment and employees holding concurrent positions).
vii.Material Non-Public Information:
“Material Non-Public Information (MNPI)” means:
a.information relating to a company or its affiliates,
b.which has not yet been published or is not otherwise generally available, and
c.which a reasonable investor would regard as being material to their judgment in holding, selling or purchasing securities of the company or its affiliates, or which may have an impact, either positive or negative, on the price of the securities.
viii.MUFG Companies MNPI:
“MUFG Companies MNPI” means MNPI relating to the Holding Company and Listed Companies which is a Subsidiary of the Holding Company (“MUFG Companies”) that the Staff come to know.
“Listed Companies” means companies that fall under any of the following:
a.“Japanese Listed Companies” means Japanese issuers of listed securities, over-the-counter traded securities or tradable securities (including listed investment corporations), i.e. a “listed company, etc.” defined in Article 163, Paragraph (1) of the Financial Instruments and Exchange Act.
b.“Overseas Listed Companies” means issuers of securities listed on a stock exchange or with over-the-counter registration in any overseas jurisdiction or issuers of securities subject to regulations equivalent to the Insider Trading regulations under the Financial Instruments and Exchange Act in Japan.
Note that information regarding unlisted companies, such as MUFG Bank, Ltd., Mitsubishi UFJ Trust and Banking Corporation, and Mitsubishi UFJ Securities Holdings Co.,Ltd., may fall under MNPI relating to a Subsidiary of the Holding Company, which is a listed company.
ix.Customers MNPI:
“Customers MNPI” means MNPI relating to Customers and its affiliates that the Staff come to know.
“Customers” means all companies that have any transaction relationship with or are engaged in a negotiation to have a transaction relationship with the Holding Company or its Subsidiaries, such as companies that have executed a bank transaction agreement with MUFG Bank, Ltd. or Mitsubishi UFJ Trust and Banking Corporation (“Group Banks”) or companies that have an account at Group Banks, and companies whose MNPI the Holding Company or its Subsidiaries may come to know through various transaction relationship.
5.Basic Policy
MUFG Group companies shall establish and strengthen the Insider Trading prevention framework in accordance with the following basic policies:
i.Strive to prevent Insider Trading by making its Staff observe the controls set forth in this Policy and the internal rules of the relevant company, as well as the provisions of the Financial Instruments and Exchange Act and relevant Cabinet and Ministerial Orders related to the regulations of Insider Trading.

ii.Notify the purpose and content of Insider Trading regulations, including the information on the amendment of the provisions of the Financial Instruments and Exchange Act and relevant Cabinet and Ministerial Orders related to the regulations of Insider Trading, in the company and its Subsidiaries.
6.Control of MNPI
i.MUFG Group companies shall establish rules on control of MNPI and strive for appropriate control of MNPI.
ii.MUFG Group companies shall promptly report to the Corporate Administration Division of the Holding Company if they become responsible for controlling MUFG Companies MNPI.
iii.The Staff holding concurrent positions at separate organizations shall follow the MNPI control rules of the organization that has received such MNPI. In the case where they transfer MNPI to a third party as the Staff of an organization other than the organization that has received such MNPI, it shall also be controlled in accordance with the rules of such other organization.
7.Prohibition of Insider Trading
i.The Staff who come to know MUFG Companies or Customers MNPI are prohibited from engaging in acts that will be deemed to be substantially a trade in securities of MUFG Companies or such Customers in any account over which they have discretion, unless otherwise permitted by laws and regulations.
ii.The same shall apply to the former Staff that came to know MNPI during their service at MUFG Group companies and have retired or otherwise departed from MUFG Group companies, and one year has not passed from such retirement or departure.
iii.The Staff holding concurrent positions at separate organizations must satisfy the securities trading rules of both organizations that they belong to.
8.Trading Securities by the Staff thorough Personal Account
i.The Officers are prohibited from trading, causing a trade or making an investment decision in a security or related instrument, in any account over which they have discretion. Limited exceptions may be made for unavoidable circumstances. However, this does not apply to outside directors when they trade Customers Securities.
ii.The Staff (excluding Officers) may be subject to restrictions on the trading of securities in accordance with Procedure for Investments in Financial Products as separately defined in their respective regions and related regions. For restricted trading, regardless of the name or account under which such actions are taken, the Staff (excluding Officers) shall not engage in actions that are deemed to be their own trading of securities except in cases where there are unavoidable reasons. The criteria for the judgment mentioned in the preceding paragraph shall be determined by each entity individually.
9.Prohibition of Trading solely aimed at pursuing speculative profits
The Staff shall not engage in investments in Financial Instruments, solely for the purpose of pursuing speculative profits.
10.Matters Not Provided in This Policy
For matters not provided in this Policy, the Staff shall observe the provisions of the Financial Instruments and Exchange Act and relevant Cabinet and Ministerial Orders, other MUFG Group internal business management rules, and the internal rules of the company that the Staff belong to.

End

Date of Establishment
December 1, 2007
Dates of Amendments
October 1, 2009
December 24, 2010
June 25, 2015
September 13, 2017
July 1, 2018
July 1, 2025

(TRANSLATION)
INSIDER TRADING CONTROL RULE

1.Purpose
The purpose of the Insider Trading Control Rule (the “Rule”) is to prevent Insider Trading based on the MUFG Insider Trading Control Policy by establishing the basic rules for controlling information on non-public facts regarding MUFG Companies and Customers that the Staff came to know, and the approach towards securities investments by the Staff.
2.Amendment and Abolishment
Amendment or abolishment of this Rule must be made solely upon the resolution of the Executive Committee.
3.Responsible Division
The Global Compliance Division is in charge of this Rule.
4.Definitions
Under this Rule, the following terms shall have the following meanings:

i.Insider Trading:
“Insider Trading” means
a.the trading of securities of a company or its affiliates,
b.by the Staff who come to know Material Non-Public Information,
c.which is not acceptable by applicable local laws and regulations.
ii.Material Non-Public Information:
“Material Non-Public Information (MNPI)” means
a.information relating to a company or its affiliates,
b.which has not yet been published or is not otherwise generally available, and
c.which a reasonable investor would regard as being material to their judgment in holding, selling or purchasing securities of the company or its affiliates, or which may have an impact, either positive or negative, on the price of the securities.
Details shall be set forth separately in the detailed rules.
iii.MUFG Companies MNPI:
“MUFG Companies MNPI” means MNPI relating to MUFG and Listed Companies which is a Subsidiary of MUFG that the Staff come to know. Details shall be set forth separately in the detailed rules.
iv.Customers MNPI:
“Customers MNPI” means MNPI relating to Customers and its affiliates that the Staff come to know. Details shall be set forth separately in the detailed rules.
v.Securities:
“Securities” means stock certificates, new share subscription rights certificates, corporate bonds (including ETNs), American Depositary Receipts (ADRs), covered warrants, REITs, listed infrastructure funds, and other specified securities issued by listed companies, which are subject to insider trading regulations under domestic and international laws and regulations. The details shall be set forth separately in the detailed rules.

vi.Financial Instruments:
“Financial Instruments” means not only "stock certificates, etc." but also investment trusts, listed investment trusts (ETFs), Japanese government bonds, foreign government bonds, and crypto assets, which are equivalent to "financial instruments" under the Financial Instruments and Exchange Act (Article 2, Paragraph 24). This includes “Financial Instruments” as defined in the Financial Instruments and Exchange Act, stock certificates, and other items subject to the Financial Instruments and Exchange Act and equivalent overseas laws and regulations. The details shall be set forth separately in the detailed rules.
vii.Trading:
“Trading” means the subscription for, purchase or sale of, with paying or receiving economic value, or the entering into or trading derivatives relating to, “Securities”, as the transactions to which relevant regulations insider trading set forth by Financial Instruments and Exchange Act of Japan or other equivalent local regulations, are applied.
Detail as to how to define “Trading” shall be set forth as needed by applicable local and/ or regional policies and procedures for MNPI Handling and Personal Account Dealing.

viii.Officers:
“Officers” means Directors, Outside Directors, Executive Officers, Executive Directors or other equivalent officers.
ix.Staffs:
“Staffs” means in addition to Officers defined by the previous clause, all employees, temporary staff, contracted staff, and all of other staff, who are engaged in the businesses. The details shall be set forth separately in the detailed rules.
5.Basic Policy
i.The Staff shall strive to prevent Insider Trading by observing the controls set forth in the MUFG Insider Trading Control Policy and this Rule, as well as the provisions of the Financial Instruments and Exchange Act and relevant Cabinet and Ministerial Orders and overseas local regulations and procedures related to the regulations of Insider Trading.
ii.The Global Compliance Division shall notify the purpose and content of Insider Trading regulations, including the information on the amendment of the provisions of the Financial Instruments and Exchange Act and relevant Cabinet and Ministerial Orders related to the regulations of Insider Trading.
iii.General Managers shall strive to prevent Insider Trading, including through the management of MNPI received by the Staff in their divisions.
6.Principle of Publication
i.In principle, MUFG Companies MNPI shall be publicized as early as possible in accordance with the provisions of the Financial Instruments and Exchange Act and relevant Cabinet and Ministerial Orders.
ii.Determination of whether to publicize and the timing, contents, and methods of publication shall be made in accordance with the Timely Disclosure Rule.
7.Duty of Confidentiality for Staff Involved in Committees and Projects
The Staff directly involved in committees or projects that may include MNPI in the future shall strictly control relevant information from the start of their involvement and shall not transfer such information to others except where it is necessary for business.
8.Control of MNPI
i.MUFG Companies MNPI shall be controlled by the Corporate Administration Division, and Customers MNPI shall be controlled by the division that received such information.
ii.The method of control of MNPI shall be set forth separately in the detailed rules.
iii.The Staff holding concurrent positions at separate organizations shall follow the MNPI control rules of the organization that has received such MNPI. In the case where they transfer MNPI to a third party as the Staff of an organization other than the organization that has received such MNPI, it shall also be controlled in accordance with the rules of such other organization.

9.Prohibition of Insider Trading

i.The Staff who come to know MUFG Companies or Customers MNPI are prohibited from engaging in acts that will be deemed to be substantially a trade in the relevant securities in any account over which they have discretion, unless otherwise permitted by laws and regulations.

ii. The same shall apply to the former Staff that came to know MNPI during their service at MUFG and have retired or otherwise departed from MUFG, and one year has not passed from such retirement or departure.

iii.The Staff holding concurrent positions at separate organizations must observe the securities trading rules of all organizations that they belong to.

10.Trading Securities by the Staff thorough Personal Account
Officers shall not engage in any actions that are deemed to be substantially their own trading of securities regardless of the name or account under which such actions are taken, except in cases where there are unavoidable reasons. However, this does not apply to outside directors trading Customers Securities.
The Staff (excluding Officers) may be subject to restrictions on the trading of securities in accordance with procedures related to personal investments separately stipulated in their respective regions and related regions. For restricted trading, the Staff shall not engage in any actions that are deemed to be substantially their own trading of securities regardless of the name or account under which such actions are taken, except in cases where there are unavoidable reasons. The Staff must comply with the procedures related to personal investments separately stipulated in their respective regions and related regions regarding the details of their personal investments.

11.Prohibition of Trading solely aimed at pursuing speculative profits
The Staff shall not engage in investments in Financial Instruments, solely for the purpose of pursuing speculative profits.

12.Cooperation with Investigations
The Staff must cooperate with the insider trading investigations and monitoring conducted by the Global Compliance Division (including the submission of documents).
13.Matters Not Provided in This Rule
For matters not provided in this Rule, the Staff shall observe the provisions of the Financial Instruments and Exchange Act and relevant Cabinet and Ministerial Orders, overseas local regulations and procedures, and other internal rules of MUFG.

End
Date of Establishment
October 1, 2005
Dates of Amendments
September 30, 2007
April 1, 2008
October 1, 2009

December 24, 2010
June 25, 2015
September 13, 2017
July 1, 2025